Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110330 and No. 333-110331) of Portfolio Recovery Associates, Inc. of our report dated March 1, 2007 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, VA
February 27, 2009

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